Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS
Media Relations — Brocade	Investor Relations — Brocade
John Noh	Alex Lenke
Tel: 408.333.5108	Tel: 408.333.6758
jnoh@brocade.com	alenke@brocade.com
Industry Analyst Relations — Brocade
Kathryn Craig
Tel: 832.230.2249
kcraig@brocade.com
Brocade Announces Definitive Agreement to Acquire Foundry Networks
Accretive Acquisition to Transform Brocade into a Stronger, More
Diversified Company with New Growth Opportunities
Companies to Host Webcast at 2 pm Pacific Time Today
SAN JOSE & SANTA CLARA, Calif. — July 21, 2008 — Brocade® (NASDAQ: BRCD) today announced a definitive agreement to purchase Foundry Networks®, Inc. (NASDAQ: FDRY), a performance and total solutions leader for network switching and routing. The acquisition will position Brocade as a leading provider of enterprise and service provider networking solutions, with innovative technology and product leadership from the Internet to the heart of data centers.
The acquisition will bring together two financially strong companies in complementary technology sectors and allow the combined entity to better address today’s customer needs, as well as the evolution toward converged networks. Brocade also believes that the combined company will be well-positioned to create unique synergies, and to leverage the respective technologies, customer segments, and distribution channels of the two companies to accelerate growth and innovation in key markets.
“Through this deal, Brocade has now uniquely positioned itself in the networking industry to deliver a leading, alternative solutions portfolio spanning local, metro, wide and storage area networks,” said Zeus Kerravala, senior vice president, Global Enterprise Research at the Yankee Group. “The breadth and depth of this portfolio make Brocade a viable option for customers looking for complete networking solutions capable of addressing their constantly evolving and increasingly complex IT challenges.”
Under the agreement, Brocade will pay a combination of $18.50 of cash plus 0.0907 shares of Brocade common stock in exchange for each share of Foundry common stock, representing a total value of $19.25 (based on Brocade’s closing stock price on Friday, July 18, 2008 of $8.27). The transaction has an aggregate purchase price of approximately

$3.0 billion on a fully dilutive basis, and is expected to be accretive to Brocade non-GAAP EPS in its fiscal year 2009, with non-GAAP EPS accretion expected to accelerate in Brocade’s fiscal year 2010. The acquisition is expected to close in the fourth quarter of calendar year 2008.
The acquisition has been approved by the board of directors of each company and is subject to approval by Foundry’s stockholders, regulatory approval and certain other closing conditions. Brocade anticipates financing the acquisition through a combination of cash on hand (at both companies) and approximately $1.5 billion of committed debt financing from Bank of America and Morgan Stanley Senior Funding, Inc., subject to customary terms and conditions.
“We believe the industry is at an inflection point in the way enterprise and service provider networks and data centers are being architected. Customers are demanding networking solutions that meet the needs for today and can address the many advances in network convergence that are still ahead,” said Mike Klayko, CEO of Brocade. “Brocade has taken an important step through this acquisition in developing a networking infrastructure strategy that will serve as the foundation for capitalizing on these dynamic opportunities.”
Foundry was founded in 1996 and held its initial public offering in September 1999. The company has continually been an innovator and performance leader in data networking solutions for enterprises and service providers. Foundry has approximately 1,100 employees with operations in all major geographies. In a separate announcement today, Foundry also announced its preliminary financial results for the second quarter of its 2008 fiscal year. The press release is available at www.foundrynet.com/convergednetworks.
“Brocade and Foundry bring complementary strengths to the table in terms of technology leadership, product portfolio, and the ability to capitalize on key market trends,” said Bobby Johnson, Jr., president and CEO of Foundry. “Together we believe we will be a much stronger entity with a compelling value proposition to compete more effectively in, and across, our respective markets.”
Conference Call Information
The companies will jointly host a conference call to discuss this acquisition on Monday July 21, 2008 at 2:00 p.m. Pacific Time. The conference call will be available at 866-270-6057 in North America and 617-213-8891 for international callers. The participant passcode is 96712034.
To access the live webcast of this call, please visit www.brcd.com at least 20 minutes prior to the call to download any necessary audio or plug-in software. A telephone replay will be available approximately three hours after the conference ends. A replay of the conference call will be available via the webcast at www.brcd.com for approximately twelve months. To access the replay, please dial 888-286-8010, for domestic access and 617-801-6888 for international callers; the access code for the telephone replay is #89851579.
Cautionary Statement
This press release contains statements that are forward-looking in nature, including statements regarding the expected benefits of the acquisition, the financial and operational impact of the acquisition, the closing conditions to the acquisition, the financing of the acquisition, and market opportunities of the combined company. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the risk that the transaction does not close, including the risk that required stockholder and regulatory approvals for the acquisition may not be obtained; the availability and terms of the financing for the acquisition; the possibility that expected synergies and cost savings will not be obtained; the difficulty of integrating the business, operations and employees of the two companies; developments in the market for enterprise and service provider networking and data centers and related products and services; as well as the difficulty of retaining key employees. Certain of these and other risks are set forth in more detail under “Item 1A. Risk Factors” in Brocade’s Quarterly Report on Form 10-Q for the quarter ended April 26, 2008. Brocade does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
About Brocade
Brocade is the leading provider of data center networking solutions that help organizations connect, share, and manage their information in the most efficient manner. Organizations that use Brocade products and services are better able to optimize their IT infrastructures and ensure compliant data management. For more information, visit the Brocade Web site at www.Brocade.com or contact the company at info@Brocade.com.
About Foundry Networks
Foundry Networks, Inc. (NASDAQ:FDRY) is a leading provider of high-performance enterprise and service provider switching, routing, security and Web traffic management solutions, including Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4-7 application switches, wireless LAN and access points, metro routers and core routers. Foundry’s customers include the world’s premier ISPs, metro service providers, and enterprises, including e-commerce sites, universities, entertainment, health and wellness, government, financial and manufacturing companies. For more information about the company and its products, call 1.888.TURBOLAN or visit www.foundrynet.com.
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Additional Information
In connection with the proposed transaction, Brocade and Foundry will be filing documents with the SEC, including the filing by Foundry of a proxy statement/prospectus and by Brocade of a registration statement on Form S-4 that includes the proxy statement/prospectus. Investors and security holders are urged to read the registration statement on Form S-4 and the related proxy/prospectus when they become available because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov and by contacting Brocade Investor Relations at (408) 333-8000 or Foundry Investor Relations at (408) 207-1399. Investors and security holders may obtain free copies of the documents filed with the SEC on Brocade’s website at www.brcd.com or Foundry’s website at www.foundrynet.com/company/ir/ or the SEC’s website at www.sec.gov.
Foundry and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Foundry in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Foundry is also included in Foundry’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2008.